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                                   EXHIBIT 8
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                           FORM OF FEDERAL TAX OPINION
                                   SECOND STEP


(202) 274-2000


March ___, 2006

Boards of Directors
First Clover Leaf Financial Corp.
First Federal Financial Services, Inc.
First Federal Financial Services, MHC
First Federal Savings & Loan Association of Edwardsville
300 St. Louis Street
Edwardsville, Illinois 62025

Ladies and Gentlemen:

        You have requested this firm's opinion regarding certain federal income tax consequences which will result from the conversion of First Federal Financial Services, MHC, a federal mutual holding company (the "Mutual Holding Company") into the capital stock form of organization, as effectuated pursuant to the three integrated transactions described below.

        In connection therewith, we have made such investigations as we have deemed relevant or necessary for the purpose of this opinion. In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We have further assumed the absence of adverse facts not apparent from the face of the instruments and documents we examined and have relied upon the accuracy of the factual matters set forth in the Plan of Conversion and Reorganization (the "Plan") and the Registration Statements filed by First Clover Leaf Financial Corp. (the "Holding Company") with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended, and the Application for Conversion on Form AC filed with the Office of Thrift Supervision (the "OTS").

        Our opinion is based upon the existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations thereunder (the "Treasury Regulations"), and upon current Internal Revenue Service ("IRS") published rulings and existing court decisions, any of which could be changed at any time. Any such changes may be retroactive and could significantly modify the statements and opinions expressed herein. Similarly, any change in the facts and assumptions stated below, upon which this opinion is based, could modify the conclusions. This opinion is as of the date hereof, and we disclaim any obligation to advise you of any change in any matter considered herein after the date hereof.

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Boards of Directors
First Clover Leaf Financial Corp.
First Federal Financial Services, Inc.
First Federal Financial Services, MHC
First Federal Savings & Loan Association of Edwardsville
March __, 2006
Page 2

        We, of course, opine only as to the matters we expressly set forth, and no opinions should be inferred as to any other matters or as to the tax treatment of the transactions that we do not specifically address. We express no opinion as to other federal laws and regulations, or as to laws and regulations of other jurisdictions, or as to factual or legal matters other than as set forth herein.

        For purposes of this opinion, we are relying on the opinion of Keller & Company, the appraiser of the Holding Company that has provided an independent appraisal of the pro forma market value of the Holding Company, to the effect that the subscription rights distributed to Eligible Account Holders and Supplemental Eligible Account Holders have no value. We are also relying on the representations as to certain factual matters provided to us by the Mutual Holding Company, First Federal Financial Services, Inc., a federal mid-tier holding company (the "Mid-Tier Holding Company"), First Federal Savings & Loan Association of Edwardsville (the "Bank"), and the Holding Company, as set forth in the affidavits of the authorized officers of each of the aforementioned entities, incorporated herein by reference. Capitalized terms used but not defined herein shall have the same meaning as set forth in the Plan.

DESCRIPTION OF PROPOSED TRANSACTIONS

        Based upon our review of the documents described above, and in reliance upon such documents, we understand that the relevant facts are as follows. In 2001, the Bank reorganized into the two-tier mutual holding company form of organization. In June 2004, the Mid-Tier Holding Company sold 45.0% of its common stock in a subscription offering. The majority of its outstanding shares were retained by the Mutual Holding Company. The Mid-Tier Holding Company owns 100% of the outstanding shares of the Bank.

        On January 31, 2006, the Board of Directors of the Mutual Holding Company adopted the Plan of Conversion and Reorganization ("Plan") providing for the conversion of the Mutual Holding Company from a federally chartered mutual holding company to a Maryland stock corporation, which shall be named "First Clover Leaf Financial Corp." (and is referred to herein as the "Holding Company").

        At the present time, three transactions referred to as the "MHC Merger", the "Mid-Tier Merger", and the "Bank Merger" are being undertaken. Pursuant to the Plan, the conversion ("Conversion") will be effected in the following steps, each of which will be completed contemporaneously.

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Boards of Directors
First Clover Leaf Financial Corp.
First Federal Financial Services, Inc.
First Federal Financial Services, MHC
First Federal Savings & Loan Association of Edwardsville
March __, 2006
Page 3

        (i) The Bank will establish the Holding Company as a first-tier Maryland-chartered stock holding company subsidiary.

        (ii) Holding Company will charter an interim savings bank subsidiary ("Interim") as a wholly owned subsidiary.

        (iii) The Mid-Tier Holding Company will convert to an interim stock savings bank (which shall continue to be referred to as the "Mid-Tier Holding Company") and merge with and into the Bank, with the Bank as the resulting entity (the "Mid-Tier Merger"), whereby the Mutual Holding Company will receive, and Minority Stockholders will constructively receive, shares of Bank common stock in exchange for their Mid-Tier Holding Company common stock.

        (iv) Immediately after the Mid-Tier Merger, the Mutual Holding Company will convert to an interim stock savings bank and will merge with and into the Bank (the "MHC Merger"), whereby the shares of Bank common stock held by the Mutual Holding Company will be canceled and each Eligible Account Holder and Supplemental Eligible Account Holder will receive an interest in a Liquidation Account of the Bank in exchange for such person's interest in the Mutual Holding Company.

        (v) Immediately after the MHC Merger and the Mid-Tier Merger, Interim will merge with and into the Bank with the Bank as the resulting entity (the "Bank Merger"). Constructive shareholders of the Bank (i.e., Minority Stockholders) will exchange the shares of Bank common stock that they constructively received in the Mid-Tier Merger for Holding Company Common Stock and the Holding Company will become the sole stockholder of the Bank.

        (vi) Immediately after the Bank Merger, the Holding Company will offer for sale its Common Stock in the Offering.

        In the MHC Merger, a Liquidation Account is being established by the Bank for the benefit of Eligible Account Holders and Supplemental Account Holders who continue to maintain their deposit accounts with the Bank. Pursuant to Section 19 of the Plan, the

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Boards of Directors
First Clover Leaf Financial Corp.
First Federal Financial Services, Inc.
First Federal Financial Services, MHC
First Federal Savings & Loan Association of Edwardsville
March __, 2006
Page 4

Liquidation Account will be equal to the greater of (a) the percentage of the outstanding shares of the common stock of the Mid-Tier Holding Company owned by the Mutual Holding Company multiplied by the Mid-Tier Holding Company's total stockholders' equity as reflected in the latest statement of financial condition contained in the final Prospectus used in the Conversion, or (b) the retained earnings of the Bank as of the latest financial statements set forth in the prospectus used in connection with the Bank's initial mutual holding company reorganization and minority stock offering.

        All of the then outstanding shares of Bank common stock owned by the Minority Stockholders will be converted into and become shares of Holding Company Common Stock pursuant to the Exchange Ratio that ensures that after the Conversion and before giving effect to Minority Stockholders' purchases in the Offering and receipt of cash in lieu of fractional shares, Minority Stockholders will own the same percentage of the Holding Company's Common Stock as they previously owned of the Mid-Tier Holding Company's common stock. The common stock of Interim owned by the Holding Company prior to the Bank Merger will be converted into and become shares of common stock of the Bank on the Effective Date. The Holding Company Common Stock held by the Bank immediately prior to the Effective Date will be canceled on the Effective Date. Immediately following the Bank Merger, additional shares of Holding Company Common Stock will be sold to depositors and former shareholders of the Bank and to members of the public in the Offering.

        As a result of the Mid-Tier Merger, the MHC Merger and the Bank Merger, the Holding Company will be a publicly held corporation, will register the Holding Company Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will become subject to the rules and regulations thereunder and file periodic reports and proxy statements with the SEC. The Bank will become a wholly owned subsidiary of the Holding Company and will continue to carry on its business and activities as conducted immediately prior to the Conversion.

        The stockholders of the Holding Company will be the former Minority Stockholders of the Mid-Tier Holding Company immediately prior to the MHC Merger, plus those persons who purchase shares of Holding Company Common Stock in the Offering. Nontransferable rights to subscribe for the Holding Company Common Stock have been granted, in order of priority, to depositors of the Bank who have account balances of $50.00 or more as of the close of business on December 31, 2004 ("Eligible Account Holders"), the Bank's tax-qualified employee plans ("Employee Plans"), depositors of the Bank who have account balances of $50.00 or more as of

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Boards of Directors
First Clover Leaf Financial Corp.
First Federal Financial Services, Inc.
First Federal Financial Services, MHC
First Federal Savings & Loan Association of Edwardsville
March __, 2006
Page 5

the close of business on March 31, 2006 ("Supplemental Eligible Account Holders"), depositors of the Bank as of the voting record date of May ___, 2006 and borrowers of the Bank as of January 2, 2001 whose borrowings remained outstanding as of May ___, 2006, in each case, who are not also Eligible Account Holders and Supplemental Eligible Account Holders ("Other Members"). Subscription rights are nontransferable. The Holding Company will also offer shares of Holding Company Common Stock not subscribed for in the subscription offering, if any, for sale in a community offering to certain members of the general public.

OPINIONS

        Based on the foregoing description of the MHC Merger, the Mid-Tier Merger and the Bank Merger, and subject to the qualifications and limitations set forth in this letter, we are of the opinion that:

        1. The conversion of the Mid-Tier Holding Company to a federal interim stock savings bank (which we shall continue to refer to as "Mid-Tier Holding Company") will constitute a mere change in identity, form, or place of organization within the meaning of Section 368(a)(1)(F) of the Code.

        2. The Mid-Tier Merger will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

        3. The Mid-Tier Holding Company will not recognize any gain or loss on the transfer of its assets to the Bank and the Bank's assumption of its liabilities in exchange for shares of common stock of the Bank which are distributed to the Mutual Holding Company and constructively distributed to Minority Shareholders. (Sections 361(a), 361(c) and 357 of the Code.)

        4. No gain or loss will be recognized by the Bank upon the receipt of the assets of Mid-Tier Holding Company in the Mid-Tier Merger. (Section 1032(a) of the Code.)

        5. The basis of the assets of the Mid-Tier Holding Company (other than stock of the Bank) to be received by Bank will be the same as the basis of such assets in the hands of Mid-Tier Holding Company immediately prior to the transfer. (Section 362(b) of the Code.)

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Boards of Directors
First Clover Leaf Financial Corp.
First Federal Financial Services, Inc.
First Federal Financial Services, MHC
First Federal Savings & Loan Association of Edwardsville
March __, 2006
Page 6

        6. The holding period of the assets of Mid-Tier Holding Company (other than stock of Bank) to be received by Bank will include the holding period of those assets in the hands of Mid-Tier Holding Company immediately prior to the transfer. (Section 1223(2) of the Code.)

        7. Mid-Tier Holding Company shareholders will not recognize any gain or loss upon their actual or constructive exchange of Mid-Tier Holding Company common stock for Bank common stock. (Section 354(a) of the Code.)

        8. The conversion of the Mutual Holding Company to a federally chartered stock savings bank (which we shall continue to refer to as "Mutual Holding Company") will constitute a mere change in identity, form, or place of organization within the meaning of Section 368(a)(1)(F) of the Code.

        9. The MHC Merger will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

        10. The exchange of the Eligible Account Holders' and Supplemental Eligible Account Holders' voting and liquidation rights in the Mutual Holding Company for interests in the Liquidation Account established by the Bank in the MHC Merger will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations (CF. Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54).

        11. The Mutual Holding Company will not recognize any gain or loss on the transfer of its assets to the Bank and the Bank's assumption of its liabilities, if any, in exchange for interests in the Liquidation Account established by the Bank that are constructively distributed to the Eligible Account Holders and Supplemental Eligible Account Holders in the MHC Merger. (Sections 361(a), 361(c), and 357(a) of the Code.)

        12. No gain or loss will be recognized by the Bank upon the receipt of the assets of the Mutual Holding Company in the MHC Merger in exchange for the transfer to the Eligible Account Holders and the Supplemental Eligible Account Holders of interests in the Liquidation Account in the Bank. (Section 1032(a) of the Code.)

        13. Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the receipt of interests in the Liquidation Account in the Bank in

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Boards of Directors
First Clover Leaf Financial Corp.
First Federal Financial Services, Inc.
First Federal Financial Services, MHC
First Federal Savings & Loan Association of Edwardsville
March __, 2006
Page 7

exchange for their voting and liquidation rights in the Mutual Holding Company. (Rev. Rul. 69-646, 1969-2 C.B. 54; Section 354(a) of the Code).

        14. The basis of the assets of Mutual Holding Company (other than stock of the Bank) to be received by Bank will be the same as the basis of such assets in the hands of the Mutual Holding Company immediately prior to the transfer. (Section 362(b) of the Code.)

        15. The holding period of the assets of the Mutual Holding Company in the hands of the Bank will include the holding period of those assets in the hands of the Mutual Holding Company. (Section 1223(2) of the Code.)

        16. The Bank Merger will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code, pursuant to Section 368(a)(2)(E) of the Code. For these purposes, each of the Bank, the Holding Company and Interim will be a "party to the reorganization" within the meaning of Section 368(b) of the Code.

        17. Interests in the Liquidation Account established by the Bank, and the shares of Bank common stock held by the Mutual Holding Company prior to consummation of the MHC Merger, will be disregarded for the purpose of determining that an amount of stock in the Bank which constitutes "control" of such corporation was acquired by the Holding Company in exchange for shares of common stock of the Holding Company pursuant to the Bank Merger. (Section 368(c) of the Code.)

        18. The exchange of shares of Bank common stock for the shares of the Holding Company Common Stock in the Bank Merger, following consummation of the Mid-Tier Merger and the MHC Merger, will satisfy the continuity of interest requirement of Income Tax Regulation Section 1.368-1(b) in the Bank Merger.

        19. Interim will not recognize any gain or loss on the transfer of its assets to Bank in exchange for Bank common stock and the assumption by Bank of the liabilities, if any, of Interim in the Bank Merger. (Sections 361(a) and 357(a) of the Code.)

        20. The Bank will not recognize any gain or loss upon the receipt of the assets of Interim in the Bank Merger. (Section 1032(a) of the Code.)

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Boards of Directors
First Clover Leaf Financial Corp.
First Federal Financial Services, Inc.
First Federal Financial Services, MHC
First Federal Savings & Loan Association of Edwardsville
March __, 2006
Page 8

        21. The Holding Company will not recognize any gain or loss upon its receipt of Bank common stock in exchange for Interim common stock in the Bank Merger. (Section 354(a) of the Code.)

        22. Minority Stockholders will not recognize any gain or loss upon their receipt of Holding Company Common Stock (including any fractional share interest to which the shareholder would be deemed to be entitled) in the Bank Merger. (Section 354(a) of the Code.)

        23. The payment of cash to the Minority Stockholders in lieu of fractional shares of Holding Company Common Stock will be treated as though the fractional shares were distributed as part of the Bank Merger and then redeemed by Holding Company. The cash payments will be treated as distributions in full payment for the fractional shares deemed redeemed under Section 302(a) of the Code, with the result that such shareholders will have short-term or long-term capital gain or loss to the extent that the cash they receive differs from the basis allocable to such fractional shares. (Rev. Rul. 66-365, 1966-2 C.B. 116 and Rev. Proc. 77-41, 1977-2 C.B. 574)

        24. Each Minority Stockholder's aggregate basis in his or her Holding Company Common Stock received in the Bank Merger (including any fractional share interest to which the shareholder would be deemed to be entitled) will be the same as the aggregate basis of the Mid-Tier Holding Company common stock surrendered in exchange therefor. (Section 358(a) of the Code.)

        25. Each Minority Stockholder's holding period in his or her Holding Company Common Stock received in the Bank Merger (including any fractional share interest to which the shareholder would be deemed to be entitled) will include the period during which the Mid-Tier Holding Company common stock surrendered in exchange therefor was held, provided that the Bank common stock surrendered is a capital asset in the hands of the Bank shareholder on the date of the exchange. (Section 1223(1) of the Code.)

        26. No gain or loss will be recognized by Holding Company on the receipt of money in exchange for Holding Company Common Stock sold in the Offering. (Section 1032 of the Code.)

        27. No gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders, or Other Members upon distribution to them of nontransferable

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Boards of Directors
First Clover Leaf Financial Corp.
First Federal Financial Services, Inc.
First Federal Financial Services, MHC
First Federal Savings & Loan Association of Edwardsville
March __, 2006
Page 9

subscription rights to purchase shares of Holding Company Common Stock, provided that the amount to be paid for the Holding Company Common Stock is equal to the fair market value of the Holding Company Common Stock.

        28. The basis of the Holding Company Common Stock to a purchaser in the subscription offering will be the purchase price thereof. The holding period of such persons in the Holding Company Common Stock will commence on the date on which the right to acquire such stock was exercised. (Section 1223(6) of the Code.)

        In reaching our conclusion in opinions 27 and 28, above, we have relied, without independent verification, on the opinion of Keller & Company that the subscription rights have no value.

                                    CONSENT

        We hereby consent to the filing of the opinion as an exhibit to the MHC's Application for Approval for Conversion filed with the OTS and to the Holding Company's Registration Statements on Form SB-2 and S-4 as filed with the SEC. We also consent to the references to our firm in the Prospectus contained in the Application for Approval of Conversion and Forms SB-2 and S-4 under the captions "The Conversion-Tax Aspects" and "Legal Opinions."

                                            Very truly yours,

                                            LUSE GORMAN POMERENK & SCHICK,
                                             A PROFESSIONAL CORPORATION


                                            By:
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